Exhibit 99

NEWS RELEASE
September 21, 2026
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI BEGINS MONETIZING ASB SHARES, ENABLING ADVANCE FUNDING OF MAUI WILDFIRE SETTLEMENT

HONOLULU - On September 16, 2026, Hawaiian Electric Industries, Inc. (NYSE - HE) (“HEI”) monetized 30% of its 9.9% stake in American Savings Bank, N.A. (NYSE - ASBH) (“ASB”), as part of ASB’s initial public offering. The sale of approximately 2.0 million shares resulted in $29.5 million in proceeds to HEI, net of underwriting fees and issuance costs. The underwriters have a 30-day option to purchase up to an additional 293,904 shares of common stock from HEI, and fully exercising the option would result in an additional $4.4 million in net proceeds to HEI. Based on ASB’s closing share price of $17.57 as of September 18, 2026, HEI’s remaining 6.4%1 stake in ASB is valued at approximately $73.5 million. The sale of HEI’s remaining shares in ASB is subject to a 180-day lockup period. HEI will consider plans to monetize its remaining shares following expiration of the lockup period, subject to market conditions and other relevant considerations. Proceeds to HEI from its sale of ASB shares in the initial public offering, together with potential future proceeds from the sale of HEI’s remaining ASB shares, will reduce future capital raises required for the remaining Maui wildfire settlement payments.
“We are pleased that we were able to successfully monetize shares in American Savings Bank, further strengthening HEI’s liquidity and financial position, and reducing financing needs for future wildfire settlement payments,” said Scott Seu, HEI’s Chief Executive Officer.
“HEI is pleased to see a successful initial public offering completed by our former teammates at ASB, and we wish the ASB team well as they move ahead as a public company,” said Seu.
ASB was formerly a wholly owned subsidiary of HEI, prior to HEI’s sale of 90.1% of ASB on December 31, 2024. ASB began trading on the New York Stock Exchange following a successful initial public offering on September 16, 2026.

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1     Pro forma ownership of 6.4% assumes underwriters fully exercise option to purchase up to an additional 293,904 million shares from HEI.

FORWARD LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2025 and HEI’s other SEC periodic and current reports and other filings that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT HEI
HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy, and modernize and harden the grid to ensure public safety, reliability and resilience. For more information, visit www.hei.com.